Exhibit 10.16

Execution Version

SECOND AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Among

LINN ENERGY, LLC

as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of January 31, 2008

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) executed effective as of January 31, 2008 (the “Second Amendment Effective Date”) is among LINN ENERGY, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of August 31, 2007 (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated November 2, 2007, as the same has been further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed to such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.  For purposes of this Second Amendment, the following terms have the meanings specified below:

“Acquisition” means the acquisition of certain oil, gas and mineral Properties pursuant to the terms and conditions of the Acquisition Documents.

“Acquisition Documents” means (a) the Purchase and Sale Agreement dated as of December 20, 2007, by and between Lamamco Drilling Company, as seller and Linn Energy Holdings, LLC, as buyer, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“Acquisition Properties” means the Oil and Gas Properties and other properties described in the Acquisition Documents.

Section 2.               Amendments to Credit Agreement.

2.1           Definitions.  Section 1.02 is hereby amended by adding or amending and restating the following definitions:

“ ‘Agreement’ means this Third Amended and Restated Credit Agreement, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of November 2, 2007, as amended by the Second Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.”

“ ‘Asset Sale’ means, solely for purposes of Section 3.04(c), the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any Person other than the Borrower or any Guarantor of (a) any Equity Interests in any of the Subsidiaries (including any such sale by the issuer of such Equity Interests but excluding directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (x)(i) inventory (including Hydrocarbons), (ii) damaged, obsolete or worn out assets, scrap and equipment no longer used in the operations of the Borrower or any Subsidiary, and (iii) Investments permitted by Section 9.05, in each case disposed of in the ordinary course of business and (y) any sale, transfer or other disposition that, together with all related sales, transfers or other dispositions, has a value not in excess of $25,000,000 in the aggregate).”

“ ‘Funded Debt’ means any Debt of the type described in clause (a), (e), (i) or (m) of the definition thereof other than Loans or the Second Lien Term Loan.”

“ ‘Intercreditor Agreement’ means in respect of the Second Lien Term Loan Agreement, that certain Intercreditor Agreement dated as of the Second Amendment Effective Date entered into by and among the Administrative Agent, the Second Lien Term Loan Administrative Agent, the Borrower and the Guarantors, as the same may from time to time be amended, modified, supplemented or restated.”

“ ‘Net Cash Proceeds’ means (a) in connection with any issuance or sale of Equity Interests, Debt securities, Casualty Events or the incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; and (b) in connection with any Asset Sale, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling and other expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes, and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) any amount payable in respect of any Debt for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (excluding any such Debt assumed by the purchaser of such asset).”

“ ‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of the Second Lien Term Loan or any Permitted Refinancing Debt theretofore incurred (as applicable, the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of $400,000,000; (b) such new Debt has a stated maturity no earlier than the day 365 days after August 1, 2010; and (c) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.”

“ ‘Second Amendment’ means the Second Amendment to Third Amended and Restated Credit Agreement, dated as of January 31, 2008, among the Borrower, the Guarantors, the Administrative Agent and each Lender party thereto.”

“ ‘Second Amendment Effective Date’ has the meaning assigned to such term in the Second Amendment.”

“ ‘Second Lien Term Loan Administrative Agent’ means BNP Paribas, as administrative agent for the lenders under the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns).”

“ ‘Second Lien Term Loan Agreement’ means that certain Second Lien Term Loan Agreement, dated as of January 31, 2008, by and among the Borrower, the several lenders from time to time parties thereto, and the Second Lien Term Loan Administrative Agent, as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 12.02 thereof and Section 9.04(b).”

“ ‘Second Lien Term Loan’ means any Debt incurred pursuant to Section 9.02(j) and all Debt and other obligations under the Second Lien Term Loan Documents.”

“ ‘Second Lien Term Loan Documents’ means the Second Lien Term Loan Agreement and the other Loan Documents (as defined in the Second Lien Term Loan Agreement) as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 9.04(b).”

“ ‘Second Lien Term Loan Notes’ means the notes from time to time issued under the Second Lien Term Loan Agreement.”

2.2           Section 2.07.

(a)           The first sentence of Section 2.07(a) is hereby amended and restated as follows:

“For the period from and including the Second Amendment Effective Date to but excluding April 1, 2008, the amount of the Borrowing Base and the Conforming Borrowing Base shall be $1,900,000,000.”

(b)           Section 2.07(e) is hereby amended and restated as follows:

“(e)         Reduction of the Borrowing Base Upon Issuance of Funded Debt.  Notwithstanding anything to the contrary contained herein, upon the issuance of any Funded Debt (excluding Permitted Refinancing Debt), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Debt (excluding any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.”

2.3           Section 3.04.

(a)  Section 3.04(c)(iv) is hereby amended and restated as follows:

“(iv)        If, at any time after the Effective Date, the Borrower issues additional Funded Debt and any Borrowing Base Deficiency exists, then the Borrower shall (a) use 100% of the Net Cash Proceeds from the issuance of such Funded Debt to prepay the Borrowings in an aggregate principal amount equal to such excess, and (b) if, as a result of an LC Exposure, any Borrowing Base Deficiency remains after prepaying all of the Borrowings, deposit with the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such LC Exposure and any remaining Net Cash Proceeds to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral as soon as practicable and in any event no later than the Business Day after it or any Subsidiary receives such Net Cash Proceeds as a result of such issuance of Funded Debt.”

(b)  Section 3.04(c) is hereby amended by adding the following subsection 3.04(c)(vii):

“(vii)       If there is less than $350,000,000 in availability under this Agreement after giving effect to any adjustment to the Borrowing Base pursuant to Section 9.12, then the Borrower shall (A) use 100% of the Net Cash Proceeds from any Asset Sale to prepay the Borrowings until there is at least $350,000,000 in availability under this Agreement after giving effect to any adjustments to the Borrowing Base pursuant to Section 9.12 and (B) if, as a result of an LC Exposure, any Borrowing Base Deficiency remains after prepaying all of the Borrowings, deposit with the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such LC Exposure and any remaining Net Cash Proceeds to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral as soon as practicable and in any event no later than the Business Day after it or any Subsidiary receives such Net

Cash Proceeds as a result of such Asset Sale.”

(c)  Section 3.04(c) is hereby amended by adding the following subsection 3.04(c)(viii):

“(viii)      If not otherwise required as prepayments by this Section 3.04 (including payments required within 90 days pursuant to Section 3.04(c)(ii)), the Borrower shall use 100% of the Net Cash Proceeds of any Equity Interests or Funded Debt to prepay the Second Lien Term Loans.”

2.4           Article VII.  Article VII is hereby amended by adding a Section 7.24 to read in its entirety as follows:

“Section 7.24  Specified Senior Indebtedness.

The Indebtedness of the Borrower constitutes “Senior Indebtedness” as defined in the Intercreditor Agreement.”

2.5           Section 8.14.  Section 8.14 is hereby amended by adding a subsection “(c)” to read in its entirety as follows:

“(c)         Prior to or contemporaneously with the granting of any Lien on any Property to or for the benefit of any agent or lender under the Second Lien Term Loan Agreement pursuant to any Second Lien Term Loan Document or otherwise, the Borrower or applicable Subsidiary shall grant to the Administrative Agent a first priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) in the definition thereof, but subject to the provisos at the end of such definition) on such Property for the benefit of the Lenders to secure the Indebtedness.  All such Liens in favor of the Administrative Agent will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in a sufficient number of executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).”

2.6           Article VIII.  Article VIII is hereby amended by adding the following Section 8.18:

“Section 8.18.  Additional Swap Agreements.  Within 30 days of the Second Amendment Effective Date, the Borrower shall enter into Swap Agreements with respect to the Acquisition Properties for volumes and prices satisfactory to the Administrative Agent and the Borrower shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required hereby.”

2.7           Section 9.02.  Section 9.02 is hereby amended by adding subsections “(j)” and “(k)” to read as follows:

“(j)          Debt incurred by the Borrower pursuant to the Second Lien Term Loan Agreement and/or the Permitted Refinancing Debt in respect thereof and any guarantees thereof by any of the Guarantors; provided that, without the prior written consent of all of the Lenders, (i) the aggregate principal amount of such Debt shall not exceed $400,000,000, (ii) the maturity date of any Permitted Refinancing Debt shall be no earlier than 365 days after August 1, 2010, (iii) such Debt and the holders thereof shall at all times be subject to the Intercreditor Agreement, and (iv) such Debt has no amortization.”

“(k)         Extensions, renewals or replacements of any Debt (for purposes of this paragraph (k), “refinancing debt”) permitted in clauses (a) through (i) so long as (i) the principal amount (or accreted value, if applicable) of such refinancing debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, renewed or replaced (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith), (ii) such refinancing debt has a final maturity date later than the final maturity date of the Debt being extended, renewed or replaced, (iii) if the Debt being extended, renewed or replaced is subordinated in right of payment to the obligations under this Agreement, such refinancing debt has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the obligations under this Agreement on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being extended, renewed or replaced, (iv) such refinancing debt is incurred either by the Borrower or by a Subsidiary who is the obligor on the Debt being extended, renewed or replaced, and (v) if incurred by the Borrower, such refinancing debt may be guaranteed by the Guarantors.

2.8           Section 9.03.  Section 9.03 is hereby amended by amending and restating subsection (f) in its entirety and adding subsections “(g)” and “(h)” to read as follows:

“(f)          Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(f) shall not exceed $10,000,000 at any time.”

“(g)         Liens securing the obligations of the Borrower and the Guarantors under the Second Lien Term Loan Agreement and the other Second Lien Term Loan Documents; provided that, such Liens shall not encumber any Property that is not subject to a first priority Lien in favor of, or for the benefit of, the Lenders to secure the Indebtedness as required by Section 8.14.”

“(h)         Extensions, renewals or replacements of any of the Liens permitted in clauses (a) through (g) so long as (i) the principal amount of the Debt or obligation secured thereby is no greater than the principal amount of such Debt or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Debt or obligations secured or benefited thereby is permitted by Section 9.02.”

2.9           Section 9.04(b).  Section 9.04(b) is hereby deleted and restated in its entirety to read as follows:

“(b)         Redemption or Repayment of Subordinated Debt.  The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any Redemption of or otherwise Redeem (whether optional or mandatory and whether in whole or in part) or repay any subordinated Debt permitted to be incurred hereunder, including the Second Lien Term Loan, except with the proceeds of Asset Sales, Casualty Events or Funded Debt, or the proceeds of the sale or issuance of Equity Interests or Permitted Refinancing Debt, in each case, in accordance with Section 3.04; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing any subordinated Debt permitted hereunder, including the Second Lien Term Loan, or any indenture, agreement, instrument, certificate or other document relating to any subordinated Debt permitted hereunder (including the Second Lien Term Loan Agreement, any Second Lien Term Loan Document and any other document or agreement relating thereto) if (A) the effect of such amendment, modification or waiver is to shorten the final maturity, except as permitted under Section 9.02(h) or in accordance with the definition of Permitted Refinancing Debt, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (B) such action adds covenants, events of default or other agreements to the extent more restrictive than those contained in this Agreement, or (C) such action adds collateral unless the Loan Documents are being amended at the same time to reflect such new collateral, provided that the foregoing shall not prohibit the execution of supplemental agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; and (iii) designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any subordinated Debt permitted hereunder, including the Second Lien Term Loan.”

2.10         Section 9.07.  Section 9.07 is hereby amended and restated as follows:

“Section 9.07 Limitation on Leases.  Neither the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases permitted by Section 9.02(g), leases of Hydrocarbon Interests and drilling and other similar contracts), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $10,000,000 in any period of twelve consecutive calendar months during the life of such leases.”

2.11         Section 9.12.  Section 9.12(d)(iii) is hereby amended and restated as follows:

“(iii) if such other sale or disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value (as determined by the Administrative Agent), individually or in the aggregate, in excess of $25,000,000 (or, if the Second Lien Term Loan Agreement has been terminated, $50,000,000), the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property as determined in good faith by the Supermajority Lenders assigned such Property in the most recently delivered Reserve Report and”

2.12         Section 9.16.  The first parenthetical in Section 9.16 is hereby amended and restated in its entirety as follows:

“(other than this Agreement, the Security Instruments or the Second Lien Term Loan Documents)”

2.13         Section 10.01.  Section 10.01 is hereby amended by adding a subsection “(o)” to read in its entirety as follows:

“(o)         the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any party thereto or holder of the Debt subordinated thereby or shall be repudiated by any of them, or cause the payment of the obligations of the Second Lien Term Loan Notes to be senior or pari passu in right to the payment of obligations of this Agreement, or the Borrower or any Guarantor shall make any payment in violation of the terms of the Intercreditor Agreement.”

2.14         Section 11.08(b).  Section 11.08(b) is hereby deleted and replaced in its entirety to read as follows:

“(b)         The Lenders acknowledge that the Administrative Agent and the Arrangers are acting solely in administrative capacities with respect to the structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder.  In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or Arrangers may be agents or lenders under these Notes, the Second Lien Term Loan Notes, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments.  If in its administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender) that a conflict exists, then it shall eliminate such conflict within 90 days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken, other than actions taken or not taken which represent Administrative Agent’s gross negligence or willful misconduct, while such conflict existed.”

2.15         Section 12.01.  Section 12.01(a)(i) and (ii) are hereby amended and restated in their entirety as follows:

(i)	“if to the Borrower, to it at

Linn Energy, LLC
600 Travis Street, Suite 5100
Houston, TX 77002

Attention: Kolja Rockov
Telephone: 281-840-4169
Fax: 281-840-4189
E-Mail: kr@linnenergy.com

with a copy to:

Linn Energy, LLC
600 Travis Street, Suite 5100
Houston, TX 77002

Attention: Charlene A. Ripley
Telephone: 281-840-4119
Fax: 281-840-4180
E-mail: cripley@linnenergy.com

(ii)	if to the Administrative Agent, to it at

525 Washington Blvd., 8th floor
Jersey City, New Jersey 07310
Attention: Dina Wilson, Loan Assistant
Telecopy: 201-850-4020

with a copy to the Administrative Agent at:

1200 Smith Street, Suite 3100
Houston, Texas 77002
Attention: Betsy Jocher
Telecopy: 713-659-6915”

2.16         Annex I.  Annex I is hereby amended and restated in is entirety as shown on the attached Annex I.

2.17         Schedule 7.14.  Schedule 7.14 is hereby amended and restated in its entirety as shown on the attached Schedule 7.14.

Section 3.               Conditions Precedent.  The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1           Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

3.2           The Administrative Agent shall have received multiple counterparts as requested of this Second Amendment from all of the Lenders.

3.3           The Administrative Agent shall have received an Intercreditor Agreement executed by the Second Lien Term Loan Administrative Agent and the Borrower.

3.4           No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

3.5           The Administrative Agent or its counsel shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents; (ii) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment, provided that the final purchase price shall not be greater than $600,000,000, subject to pre-closing and post-closing adjustments under the Acquisition Documents; (iii) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (A) title defect, (B) preferential purchase right, (C) environmental or (D) casualty loss; (iv) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to cure a title defect, (v) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to remediate an adverse environmental condition, (vi) there was no known breach of the seller’s title or environmental representations in the Acquisition Documents that would have a material adverse effect on the Acquisition Properties, taken as a whole, and (vii) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (b) a true and complete executed copy of each of the Acquisition Documents; (c) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (d) such other related documents and information as the Administrative Agent shall have reasonably requested.

3.6           The Administrative Agent shall have received an opinion of (i) Akin Gump Strauss Hauer Feld LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, as to such matters incident to the Transactions as the Administrative Agent may reasonably request and (ii) local counsel in each of the following states: West Virginia, Pennsylvania, Texas, Oklahoma and California and any other jurisdictions requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

3.7           The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor setting forth (a) resolutions of the Managers, board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Second Amendment and related documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the individuals (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents to which it is a party, (c) specimen signatures of such authorized individuals, and (d) that the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of the Borrower and each Guarantor, in each case, are certified as not being amended since last delivered to the Administrative Agent.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

3.8           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit A.  After giving effect to the execution and delivery of the Security Instruments, the Borrower shall be in compliance with Section 8.14(a).

3.9           The Administrative Agent shall be reasonably satisfied with the environmental condition of the Acquisition Properties.

3.10         The Administrative Agent shall have received duly executed Notes payable to the order of each Lender who has requested a Note in a principal amount equal to its new Aggregate Maximum Credit Amount dated as of the date hereof.

3.11         The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit pursuant to this Second Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 1:00 p.m., Houston time, on February 1, 2008 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.               Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Second Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this Second Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5.               Miscellaneous.

5.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

5.2           Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

5.3           Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4           No Oral Agreement.  THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5           Governing Law.  THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	LINN ENERGY, LLC

By:	/s/ Kolja Rockov
Kolja Rockov, Executive Vice President
and Chief Financial Officer

GUARANTORS:	LINN ENERGY HOLDINGS, LLC

LINN OPERATING, INC.

PENN WEST PIPELINE, LLC

MID ATLANTIC WELL SERVICE, INC.

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

LINN GAS MARKETING, LLC

LINN EXPLORATION MIDCONTINENT, LLC

By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief
Financial Officer

Second Amendment

BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ Douglas R. Liftman
Name:	/s/ Douglas R. Liftman
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

ROYAL BANK OF CANADA, as Syndication Agent and a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

SOCIETE GENERALE, as a Co-Documentation Agent and a Lender

By:	/s/ Elena Robciuc
Name:	Elena Robciuc
Title:	Director

COMERICA BANK, as a Lender

By:	/s/ Huma Manal
Name:	Huma Manal
Title:	Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Deirdre Sanbom
Name:	Deirdre Sanbom
Title:	Director

CITIBANK, NA, as a Co-Documentation Agent and a Lender

By:	/s/ David E. Hunt
Name:	David E. Hunt
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Rajan
Name:	Thomas Rajan
Title:	Director

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Leanne S. Phillips
Name:	Leanne S. Phillips
Title:	Director

BMO CAPITAL MARKETS FINANCING, INC., as a Co-Documentation Agent and a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

CREDIT SUISSE, as a Lender

By:	/s/ Vanessa Gomez
Name:	Vanessa Gomez
Title:	Director

By:	/s/ Morenikeji Ajayi
Name:	Morenikeji Ajayi
Title:	Associate

COMPASS BANK, as a Lender

By:	/s/ Murray E. Brasseux
Name:	Murray E. Brasseux
Title:	Executive Vice President

DnB NOR BANK ASA, as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Jack Sun
Name:	Jack Sun
Title:	First Vice President

DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender

By:	/s/ Scott B. Lamoreaux
Name:	Scott B. Lamoreaux
Title:	First Vice President

By:	/s/ Paul J. Bowles
Name:	Paul J. Bowles
Title:	Assistant Treasurer

GUARANTY BANK, FSB, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Vice President

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

THE ROYAL BANK OF SCOTLAND plc, as a
Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Vice President

RZB FINANCE LLC, as a Lender

By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Assistant Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ Scott Gildea
Name:	Scott Gildea
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Mills
Name:	David Mills
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

ALLIED IRISH BANKS P.L.C., as a Lender

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

WESTLB AG, NEW YORK BRANCH, as a Lender

By:	/s/ Dominick D’Ascoli
Name:	Dominick D’Ascoli
Title:	Director

By:	/s/ Jennifer King
Name:	Jennifer King
Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President